UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) March 3, 2018

NORDSTROM, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

WASHINGTON	001-15059	91-0515058
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

1617 SIXTH AVENUE, SEATTLE, WASHINGTON		98101
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)		(ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE (206) 628-2111

INAPPLICABLE

(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§240.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2018, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved the following actions relative to salary and performance-based awards for the Company’s Principal Executive Officer, Principal Financial Officer and the Named Executive Officers set forth in the Company’s proxy statement dated April 5, 2017 (collectively the “Executives”):

Executive	2017 Bonus(1)	2018 Base Salary(2)
Blake W. Nordstrom Co-President (Principal Executive Officer)	$1,431,290	$758,500
Peter E. Nordstrom Co-President	$1,431,290	$758,500
Erik B. Nordstrom Co-President	$1,431,290	$758,500
Anne L. Bramman Chief Financial Officer (Principal Financial Officer)	$430,384	$775,000
Kenneth J. Worzel President, Nordstrom.com	$574,620	$775,000
Michael G. Koppel Former Principal Financial Officer	$170,690	$—

(1)	Nordstrom follows a pay-for-performance philosophy. The Company’s compensation plans are designed to encourage executives to focus on goals that align with business strategy, operating performance and shareholder values. In support of our philosophy, performance-based awards pay out only when pre-determined performance results are achieved. The 2017 cash bonuses were determined based on the achievement of pre-established performance measures set by the Committee under the shareholder-approved Nordstrom, Inc. Executive Management Bonus Plan. The amount reported for Anne Bramman reflects a proration of her 2017 bonus payout based on her joining the Company on June 2, 2017. The amount reported for Michael Koppel, the Company’s former Chief Financial Officer, reflects a proration of his 2017 bonus payout based on his retirement from the Company on May 1, 2017.
(2)	Base salary amounts disclosed represent an increase of $25,000, effective April 1, 2018, for each of Anne Bramman and Kenneth Worzel. Salary amounts for Blake Nordstrom, Peter Nordstrom and Erik Nordstrom are unchanged from base salary amounts in 2017.

On March 3, 2018, the Committee also determined to award Anne Bramman with a one-time cash payment in the amount of $150,000, in recognition of her service to the Company since assuming the role of Chief Financial Officer.

Also on March 3, 2018, the Committee certified the level of attainment of the pre-established performance goals for the 2015 Performance Share Unit (“PSU”) grant relating to the fiscal years 2015 through 2017. The Company’s ranking within its peer group did not exceed the fiftieth percentile. Accordingly, the 2015 PSUs did not vest and were canceled without payment to the Executives.

On March 3, 2018, the Committee also determined to award restricted stock units (“Incentive RSUs”) to certain of the Executives pursuant to the terms of the Nordstrom, Inc. 2010 Equity Incentive Plan (the “Equity Plan”). The Incentive RSUs were effective March 6, 2018. Incentive RSUs entitle the participant to settle in shares of Company Common Stock. Vesting occurs at a rate of 25% annually, beginning one year from the tenth day of the month immediately following the date of grant. Incentive RSUs were granted pursuant to the form of 2018 Restricted Stock Unit Award Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K. The number of Incentive RSUs granted to the Executives was as follows:

Executive	Incentive RSUs Awarded
Blake W. Nordstrom Co-President	54,233
Peter E. Nordstrom Co-President	54,233
Erik B. Nordstrom Co-President	54,233
Anne L. Bramman Chief Financial Officer	26,813
Kenneth J. Worzel President, Nordstrom.com	26,813
Michael G. Koppel Former Chief Financial Officer	—

In addition, on March 3, 2018, the Committee determined to award additional restricted stock units (“Retention RSUs”) to Anne Bramman and Kenneth Worzel pursuant to the terms of the Equity Plan. The Retention RSUs were also effective March 6, 2018, and carry terms which are generally identical to those of Incentive RSUs except that, in the event of a change in control of the Company during the vesting period of the award in which Company shareholders receive cash in exchange for their shares of Common Stock, Retention RSUs provide for (i) cash payout and (ii) continued vesting in the ordinary course notwithstanding the change in control. The form of Retention RSU award is attached to this Current Report on Form 8-K as Exhibit 10.2. The number of Retention RSUs granted to Ms. Bramman and Mr. Worzel was as follows:

Executive	Retention RSUs Awarded
Anne L. Bramman Chief Financial Officer	45,965
Kenneth J. Worzel President, Nordstrom.com	45,965

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit Number	Description

10.1	Form of 2018 Restricted Stock Unit Award Agreement

10.2	Form of Restricted Stock Unit Award Agreement – Supplemental Award

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.

By:	/s/ Robert B. Sari
Robert B. Sari
Senior Vice President, General Counsel and Corporate Secretary

Dated: March 8, 2018